EXHIBIT 99.01

EASTMAN CHEMICAL COMPANY AND SUBSIDIARIES

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Eastman Investment and Employee Stock Ownership Plan (the “Plan”) on Form 11-K for the year ending December 30, 2002, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to such officer’s knowledge:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan as of the dates and for the periods expressed in the Report.

A signed original of this written statement required by Section 906 has been provided to Eastman Chemical Company and will be retained by Eastman Chemical Company and furnished to the Securities and Exchange Commission or its staff upon request.

Date: June 27, 2003

/s/ James P. Rogers James P. Rogers Senior Vice President and Chief Financial Officer

/s/ Norris P. Sneed Norris P. Sneed Senior Vice President, Human Resources, Organizational Effectiveness, Communications and Public Affairs

The foregoing certifications are being furnished solely pursuant to 18 U.S.C. §1350 and are not being filed as part of the Report or as a separate disclosure document.

21